UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

Bioverativ Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37859	81-3461310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Second Avenue, Waltham, Massachusetts 02451

(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (781) 663-4400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on February 28, 2017, the Board of Directors (the “Board”) of Bioverativ Inc. (the “Company”) expanded its size from four directors to five directors and appointed Anna Protopapas to fill the vacancy created by the expansion.

Since March 2015, Ms. Protopapas has served as President, Chief Executive Officer and a Director of Mersana Therapeutics, Inc., a privately-held biotechnology focused on engineering antibody drug conjugates.  Prior to joining Mersana, from October 2010 to October 2014, Ms. Protopapas served as a member of the Executive Committee of Takeda Pharmaceutical Company Limited, a global pharmaceutical company, and held various senior management positions at the company, including serving as President of Millennium Pharmaceuticals, a wholly owned subsidiary of Takeda focused on oncology, where she was responsible for leading Takeda’s oncology business, and Executive Vice President of Global Business Development, where she was responsible for global acquisitions, partnering, licensing and venture investing. From October 1997 to October 2010, Ms. Protopapas served in various positions at Millennium Pharmaceuticals, including as the Senior Vice President of Strategy and Business Development and a member of the Executive Committee, where she led the company’s business development initiatives.  Ms. Protopapas previously served on the board of directors of Ariad Pharmaceutics Inc., a life sciences company, until its acquisition in February 2017.

The Board determined that Ms. Protopapas qualifies as an independent director under the rules of the U.S. Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market. Ms. Protopapas has not been appointed to any committee of the Board as of the date hereof.

There are no arrangements or understandings between Ms. Protopapas and any other person pursuant to which she was selected as a director, and there are no transactions involving Ms. Protopapas that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Protopapas will participate in the Company’s standard non-employee director compensation program.  Under this program, Ms. Protopapas will receive an annual cash retainer of $60,000.  In addition, upon her initial appointment to the Board, she was granted stock options to purchase 23,006 shares of the Company’s common stock, which vest in three equal annual installments, under the Bioverativ 2017 Non-Employee Directors Equity Plan. Ms. Protopapas also entered into the Company’s standard indemnification agreement, the form of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form 10 filed on November 29, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioverativ Inc.

	By:	/s/ Andrea DiFabio
Andrea DiFabio
Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: March 2, 2017